Free Writing Prospectus
Filed Pursuant to Rule 433
Dated April 16, 2024
Registration Statement Nos. 333-253034 and 333-253034-01

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ABS: $875MM Verizon Device Payment Plan (VZMT 2024-3) *Pricing Details*

Joint Bookrunners: Wells Fargo (str), Mizuho, RBC, and SMBC

DE&I Co-managers: C.L. King & Associates, Great Pacific Securities, and Mischler Financial

Co-managers: Barclays and BNP Paribas

CLS	SIZE(MM)	WAL	P.WIN	F/M	ARD	L.FINAL	BENCH	SPD	YLD%	CPN%	$PX
A-1a	604.635	2.99	36-36	AAA/Aaa	04/20/27	04/22/30	I-CRV	+58	5.408	5.340	99.97786
A-1b	175.000	2.99	36-36	AAA/Aaa	04/20/27	04/22/30	SOFR30A	+58			100.00000
B	59.605	2.99	36-36	AA+/Aa1	04/20/27	04/22/30	I-CRV	+78	5.608	5.540	99.99025
C	35.760	2.99	36-36	AA-/A1	04/20/27	04/22/30	I-CRV	+98	5.808	5.730	99.97557

-TRANSACTION DETAILS-
Deal Size	: $875MM
Formal Announcement	: 4/15/24
Formal Pricing	: 4/16/24
Exp. Settlement	: 4/23/24
First Pay Date	: 5/20/24
Registration	: SEC Registered
ERISA Eligible	: Yes
RR Compliance	: US-Yes, EU-No, UK-No
Exp. Ratings	: Fitch and Moody's
Min Denoms	: $1k x $1k
Pricing Speed	: N/A - Soft Bullet 04/20/2027 Anticipated Redemption Date (ARD)
Bloomberg Ticker	: VZMT 2024-3
B&D	: Wells Fargo

-MARKETING MATERIALS-
Preliminary Prospectus, CDI and FWP: Attached
Intex: Dealname: wsvzmt202403 | Password: 6JU6
DealRoadshow: https://dealroadshow.com | Password (Case Sensitive): ULTRA5G
Direct Link: https://dealroadshow.com/e/ULTRA5G

If this communication relates to an offering of US registered securities (i) a registration statement has been filed with the SEC, (ii) before investing you should read the filed documents, and (iii) you may obtain these documents from your sales representative, by calling 1-800-645-3751 or visiting www.sec.gov.